Exhibit 99.3

5 October 2026

DayOne Data Centers Limited (the “Company”)

5 Temasek Boulevard #10-06

Suntec Tower 5

Singapore 038985

Consent to be Named as a Director Nominee

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 (“Registration Statement”) with the U.S. Securities and Exchange Commission and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments and supplements thereto.

Sincerely yours,

/s/ Bob McCooey
Name:	Bob McCooey